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[PHOTOGEN LETTERHEAD]

FOR IMMEDIATE RELEASE                                   CONTACT: ROBERT CATHEY
                                        ACKERMANN PUBLIC RELATIONS & MARKETING
                                   (423) 584-0550  or  rcathey@ackermannpr.com

                  PATENT OFFICE ALLOWANCE PROTECTS DEVELOPMENT OF
                      ADVANCED SOFT-TISSUE IMAGING TECHNOLOGY

KNOXVILLE, TENN. - JULY 14, 1998 - Photogen Technologies, Inc. (OTC-PHGN) has received from the U.S. Patent and Trademark Office a Notice of Allowance approving 79 claims on the Company's patent application covering its light- and laser-based imaging technology.

Company scientists are working toward the development of proprietary light- and laser-based technologies to enhance the safety and efficacy of photodynamic therapy and photodynamic imaging for the diagnosis and treatment of cancer, infectious diseases and other medical conditions. Technology developed from the imaging patent would employ light-activated imaging agents to detect diagnostically significant features at a cellular level.

As a result of this Notice of Allowance, the Company expects the Patent and Trademark Office to issue a patent covering those claims.

Through its imaging technology, Photogen Technologies hopes to identify and diagnose disease by applying light energy delivered via its two-photon excitation technology to photoactive agents that contain a targeting molecule making them preferentially absorbed in diseased cells. This imaging technology has not been demonstrated in animal or human clinical trials.

"This technology offers the potential for a new generation of soft tissue imaging," said John Smolik, president of Photogen. "Our early lab work indicates that a photodynamic-based approach - which our new patent will protect our ability to exploit - might well resolve smaller biological features and detect disease earlier than possible with current X-ray technology. Also, a photodynamic approach to soft-tissue imaging eliminates potential health issues associated with repeated exposure to X-rays."

The Company previously received a Patent and Trademark Office Notice of Allowance for over 60 claims relating to the use of two-photon excitation for therapeutic purposes. These proprietary

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PHOTOGEN TECHNOLOGIES RECEIVES NOTICE OF ALLOWANCE / 2


technologies use two-photon excitation to deliver light to particular sites in tissue and activate photodynamic drugs for the purpose of treating a variety of diseases.

Photogen Technologies, Inc., through its wholly owned subsidiary - Photogen, Inc. - is a development-stage Company focused on creating photodynamic-related health care products based on its proprietary two-photon excitation and related technology. The Company has discovered new methods for using laser-generated light to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease.

This news release may contain forward-looking statements that involve risks and uncertainties. The Company has no products or operating revenues at this time. A full discussion of the Company's operations and financial condition, including risk factors that may affect the Company's business and future prospects, is contained in documents the Company files with the Securities and Exchange Commission, such as the Company's Form 10-SB and the Company's reports on Form 10-QSB and Form 10-KSB. These documents identify important factors that could cause the Company's actual performance to differ from current expectations. The common stock of Photogen Technologies, Inc. is traded on the over-the-counter bulletin board market under the symbol PHGN.

For information, contact Robert Cathey at Ackermann Public Relations & Marketing, 423/584-0550, e-mail: rcathey@ackermannpr.com. Or, visit our World Wide Web site, at www.photogen.com.

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Photogen is a trademark of Photogen Technologies, Inc.